As filed with the Securities and Exchange Commission on April 17, 2026

Registration Statement No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BONK, INC.

(Exact name of registrant as specified in its charter)

Delaware	2844	83-2455880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 E Rio Salado Pkwy, Suite 900

Tempe, AZ 85281

(888) - 257-8061

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jarrett Boon

Chief Executive Officer

Bonk, Inc.

60 E Rio Salado Pkwy, Suite 900

Tempe, AZ 85281

(888) - 257-8061

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2026

PROSPECTUS

BONK, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BNKK” On April 14, 2026, the last reported sale price of our common stock was $2.50 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of April 7, 2026, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $15,139,453, based on 7,868,458 shares of outstanding common stock, of which approximately 6,230,228 shares were held by non-affiliates, and a closing sale price of our common stock of $2.43 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Bonk, Inc.,” “Bonk,” the “Company,” “we,” “us,” “our” or similar references to refer to Bonk, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at https://safetyshotofficial.com/sec-filings/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

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INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026.

●	Our Current Reports on Forms 8-K filed with the SEC on January 5, 2026, and January 14, 2026.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 28, 2020 and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) on or after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and information statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Bonk, Inc.

60 E Rio Salado Pkwy, Suite 900

Tempe, AZ 85281

(888) - 257-8061

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Exchange Act. In this context, these forward-looking statements are based on current expectations, estimates, and projections about Bonk, Inc.’s industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and maintenance revenue, annual savings associated with the organizational changes effected in prior years, and short- and long-term cash needs. In some cases, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” variations of these words, and similar expressions are intended to identify forward-looking statements. The statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. Risks and uncertainties of our business include those set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, under “Item 1A. Risk Factors” as well as additional risks in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

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THE COMPANY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision.

Overview

Bonk, Inc. (NASDAQ: BNKK) was formerly known as Safety Shot, Inc., and prior to that, Jupiter Wellness, Inc.

In August 2023, the Company acquired certain assets of GBB Drink Lab Inc which included the blood alcohol reduction drink Sure Shot (the “Sure Shot Dietary Supplement”), an over-the-counter drink that can lower blood alcohol content to allow recovery from the effects of alcohol by supporting its metabolism. Concurrently with the acquisition, the Company changed its name to Safety Shot, Inc. and changed its NASDAQ trading symbol to “SHOT”. The Company launched the Sure Shot Dietary Supplement in December 2023.

On January 7, 2025, the Company entered into an Arrangement Agreement with Yerbaé Brands Corp. (“Yerbaé”), pursuant to which the Company agreed, among other things, to acquire all of the issued and outstanding common shares of Yerbaé in exchange for shares of common stock of the Company pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). The Arrangement was consummated on June 27, 2025. Yerbaé’s principal subsidiaries are Yerbaé Brands Co. and Yerbaé LLC of which Yerbaé owns 100% interests in, together, “Yerbaé”.

On October 8, 2025, the Company changed its corporate name to Bonk, Inc. The name change, which became effective on the Nasdaq Capital Market under the new trading symbol “BNKK” on October 10, 2025, reflects the Company’s strategic repositioning and alignment with the BONK ecosystem and its broader focus on digital asset and decentralized finance initiatives.

Historically, the Company generated revenue through the sale of its Sure Shot Dietary Supplement and Yerbaé’s plant-based energy beverage products, which were distributed online and through various retail channels. During 2025, the Company began to transition its strategic focus away from beverage sales toward opportunities within the digital asset and decentralized finance sectors. The Company’s current activities are centered on developing, investing in, and participating in projects aligned with the BONK ecosystem and other blockchain-based initiatives.

In August 2025, the Company entered into a digital asset transaction involving Bonk tokens, a Solana-based cryptocurrency. The Company received Bonk tokens in connection with this transaction. The transaction represents the Company’s initial entry into the digital asset space and is intended to support the Company’s strategic initiatives related to digital brand engagement and emerging blockchain-based marketing opportunities.

The Company has discontinued certain historical product lines, which included a diverse range of products, such as hair loss treatments, vitiligo solutions, and sexual wellness products. In connection therewith, on September 24, 2024, the Company entered into a Separation and Exchange Agreement with its former subsidiary Caring Brands, Inc., whereby Caring Brands, Inc. would commercialize this product line. Caring Brands, Inc. became responsible for all costs associated with the operation of that line of business. The Company retained ownership of 3,000,000 shares of Caring Brands, Inc.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” certain exemptions are available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2022; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Properties

Currently, we do not own any real property. We lease office space at 60 E Rio Salado Pkwy, Suite 900, Tempe, AZ 85281 for a term of one year.

Corporate Information

Bonk, Inc. was originally incorporated in the State of Delaware under the name CBD Brands, Inc. on October 24, 2018 and subsequently changed its name to Jupiter Wellness, Inc. on May 22, 2020, Safety Shot, Inc. on September 11, 2023, and Bonk, Inc. on October 8, 2025. Our common stock is listed on the Nasdaq Capital Market under the symbol “BNKK”. Our principal business address is 60 E Rio Salado Pkwy, Suite 900, Tempe, AZ 85281, our telephone number is (888) 257-8061, and our website is www.bonkinc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Third Amended and Restated Certificate of Incorporation”), and Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding

As of April 8, 2026, there were 7,868,458 shares of our common stock outstanding.

Voting rights

Subject to the rights granted to holders of any preferred stock issued by us, each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Subject to the rights granted to holders of any preferred stock issued by us, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of the Company (the “Board”) out of funds legally available.

Rights upon liquidation

Subject to the rights granted to holders of any preferred stock issued by us, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Under the terms of our Third Amended and Restated Certificate of Incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine the rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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Series A Preferred Stock

Under the terms of the Certificate of Designation (the “Series A Certificate of Designation”) of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Series A Preferred Stock”), the Company is authorized to issue 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock have the following terms and rights:

Dividends. At all times following the issuance of the Series A Preferred Stock, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Series A Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Series A Certificate of Designation) are paid on shares of the common stock.

Voting Rights. Subject to certain limitations described in the Series A Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the common stock on an as-if-converted-to-common-stock basis. Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of common stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Liquidation. Upon any liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to common stock pursuant to the terms of the Series A Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Series A Certificate of Designation or otherwise.

Conversion. Subject to the limitations set forth in the Series A Certificate of Designation, at the option of the holder, each share of Series A Preferred Stock shall be convertible into a number shares of common stock obtained by dividing the Stated Value ($750.00) of each such share of Series A Preferred Stock by the conversion price of $4.3935 (the “Series A Conversion Price”). The Series A Conversion Price is subject to adjustment, pursuant to Section 7 of the Series A Certificate of Designation, in the event of stock dividends and stock splits, subsequent equity sales, subsequent rights offerings, pro rata distributions, and fundamental transactions.

Series B Preferred Stock

Under the terms of the Certificate of Designation (the “Series B Certificate of Designation”) of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (“Series B Preferred Stock”), the Company is authorized to issue 10,000 shares of Series B Preferred Stock. The Series B Preferred Stock have the following terms and rights:

Dividends. At all times following the issuance of the Series B Preferred Stock, while shares of Series B Preferred Stock are issued and outstanding, holders of Series B Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Series B Certificate of Designation) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Series B Certificate of Designation) are paid on shares of the common stock.

Voting Rights. Subject to certain limitations described in the Series B Certificate of Designation, the Series B Preferred Stock is voting stock. Holders of the Series B Preferred Stock are entitled to vote together with the common stock on an as-if-converted-to-common-stock basis. Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series B Preferred Stock will be entitled to one vote for each whole share of common stock into which their Series B Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

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Liquidation. Upon any liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series B Preferred Stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series B Preferred Stock as if they had been converted to common stock pursuant to the terms of the Series B Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Series B Certificate of Designation or otherwise.

Conversion. Subject to the limitations set forth in the Series B Certificate of Designation, at the option of the holder, each share of Series B Preferred Stock shall be convertible into a number shares of common stock obtained by dividing the Stated Value ($750.00) of each such share of Series B Preferred Stock by the conversion price of $11.90 (the “Series B Conversion Price”). The Series B Conversion Price is subject to adjustment, pursuant to Section 7 of the Series B Certificate of Designation, in the event of stock dividends and stock splits, subsequent rights offerings, pro rata distributions, and fundamental transactions.

Series C Preferred Stock

Under the terms of the Amended and Restated Certificate of Designation (as amended, the “Amended and Restated Series C Certificate of Designation”) of Series C Convertible Preferred Stock (“Series C Preferred Stock”), the Company is authorized to issue 135,000 shares of Series C Preferred Stock. The Series C Preferred Stock have the following terms and rights:

Dividends. At all times following the issuance of the Series C Preferred Stock, while shares of Series C Preferred Stock are issued and outstanding, holders of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Amended and Restated Series C Certificate of Designation) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock, which shall be made in accordance with the terms of the Amended and Restated Series C Certificate of Designation) are paid on shares of the common stock.

Voting Rights. Subject to certain limitations described in the Amended and Restated Series C Certificate of Designation, the Series C Preferred Stock is voting stock. Holders of the Series C Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C Preferred Stock are convertible on the basis of a conversion price of $1.00 and vote together with the common stock as a single class.

At all times when the Series C Preferred Stock remains issued and outstanding, (1) the holders of record of the shares of Series C Preferred Stock, exclusively and voting together as a separate class on an as-converted to common stock basis, shall be entitled to elect 50% of the directors of the Company; and (2) the holders of record of the shares of common stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted to common stock basis, shall be entitled to elect the balance of the total number of directors of the Company. If the holders of shares of the Series C Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, then any directorship not so filled shall remain vacant until such time as the holders of the Series C Preferred Stock fill such directorship.

Liquidation. Upon any liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series C Preferred Stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series C Preferred Stock as if they had been converted to common stock pursuant to the terms of the Amended and Restated Series C Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Amended and Restated Series C Certificate of Designation or otherwise.

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Conversion. Subject to the limitations set forth in the Amended and Restated Series C Certificate of Designation, at the option of the holder, each share of Series C Preferred Stock shall be convertible into a number shares of common stock obtained by dividing the Stated Value ($1,000.00) of each such share of Series C Preferred Stock by the conversion price of $37.835 (the “Series C Conversion Price”). The Series C Conversion Price is subject to adjustment, pursuant to Section 6 of the Amended and Restated Series C Certificate of Designation, in the event of stock splits and subsequent rights offerings. The Series C Preferred Stock cannot be converted in connection therewith that would a) exceed the Conversion Limit (as defined in the Amended and Restated Series C Certificate of Designation) or b) trigger any Nasdaq requirement to obtain a stockholder approval prior to a conversion or any issuance of shares of common stock in connection therewith that would be in excess of the Nasdaq Threshold.

Automatic Rescission. In the event that LetsBonk.fun ceases operations on or prior to the six-month anniversary of the original issuance date of the Series C Preferred Stock, then 50% of the Series C Preferred Stock issued shall be subject to automatic rescission and shall be returned to the Company for cancellation without further action by the holders of Series C Preferred Stock or the Company.

Anti-Takeover Effects

Our Third Amended and Restated Certificate of Incorporation and amended and restated bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Third Amended and Restated Certificate of Incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our Third Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our amended and restated bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to nomination of candidates for election as directors.

Limits on Special Meetings

Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings shall be called only by: (i) the Board; or (ii) the secretary of the Company, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in our bylaws.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than three (3) nor more than seven (7) directors.

Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of more than 50% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our Third Amended and Restated Certificate of Incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

At all times when the Series C Preferred Stock remains issued and outstanding, (1) the holders of record of the shares of Series C Preferred Stock, exclusively and voting together as a separate class on an as-converted to common stock basis, shall be entitled to elect 50% of the directors of the Company; and (2) the holders of record of the shares of common stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted to common stock basis, shall be entitled to elect the balance of the total number of directors of the Company. If the holders of shares of the Series C Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, then any directorship not so filled shall remain vacant until such time as the holders of the Series C Preferred Stock fill such directorship.

Amendments to Our Governing Documents

The affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles Five, Seven, and Eight of our Third Amended and Restated Certificate of Incorporation.

Our amended and restated bylaws may be amended or repealed and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

Listing

Our common stock is listed on Nasdaq under the symbols “BNKK”.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock offered in this Offering is ClearTrust, LLC.

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

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●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Lucosky Brookman LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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Bonk, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$6,406.79	*
Printing and duplicating expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent and trustee fees	**
Miscellaneous expenses	**
Total	**

*	Reflects registration fee offset pursuant to Rule 457(p).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bonk, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

II-1

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our bylaws, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

As permitted by the DGCL, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 16.	EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona on April 17, 2026.

BONK, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jarrett Boon his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jarrett Boon	Chief Executive Officer and Director	April 17, 2026
Jarrett Boon	(Principal Executive Officer)

/s/ Markita L. Russell	Chief Financial Officer	April 17, 2026
Markita L. Russell	(Principal Financial and Accounting Officer)

/s/ Christopher Marc Melton	Director	April 17, 2026
Christopher Marc Melton

/s/ Mitchell Rudy	Director	April 17, 2026
Mitchell Rudy

/s/ Connor Klein	Director	April 17, 2026
Connor Klein

/s/ James McAvity	Director	April 17, 2026
James McAvity

/s/ Stacey Duffy	Director	April 17, 2026
Stacey Duffy

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.13 to the Form S-1 filed with the SEC on December 10, 2025
3.2	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on October 14, 2025
3.3	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on November 7, 2025
3.4	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 12, 2025
3.5	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on August 23, 2021
3.6	Certificate of Designation of Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.6 to the Form 8-K filed with the SEC on May 7, 2025
3.7	Certificate of Designation of Series B Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on July 9, 2025
3.8	Amended and Restated Certificate of Designation of Series C Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on August 19, 2025
3.9	Amendment to Amended and Restated Certificate of Designation of Series C Convertible Preferred Stock, incorporated by reference to Exhibit 3.2 to the Form 8-K filed with the SEC on October 14, 2025
4.1*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.2*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.3*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock
4.4*	Form of Rights Agreement
4.5*	Form of Unit Agreement and Unit Certificate
5.1**	Opinion of Lucosky Brookman LLP
23.1**	Consent of M&K CPAS, PLLC
23.2**	Consent of Lucosky Brookman LLP (included in the Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
107**	Filing Fee Table

* To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

** Filed herewith.

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